REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 25, 2001, by and between WORLDPORT COMMUNICATIONS, INC., a Delaware corporation ("WorldPort"), HOSTMARK WORLD, LP, a Delaware limited partnership ("Hostmark"), and N M ROTHSCHILD & SONS LIMITED, a limited liability company established under the laws of England and Wales ("Rothschild" and together with Hostmark each a "Holder" and collectively, the "Holders").

                  WHEREAS, pursuant to that certain Stock Purchase Agreement dated the date hereof, between Hostmark and Worldport Holdings, Inc., a Delaware corporation, and a wholly owned subsidiary of WorldPort ("Purchaser") (the "Purchase Agreement"), WorldPort shall issue shares of common stock, par value $0.0001 per share, of WorldPort (the "Common Stock") as provided in the Purchase Agreement to Holders in exchange for all of the issued and outstanding stock of the Corporations (as defined in the Purchase Agreement) owned by Hostmark; and

                  WHEREAS, WorldPort and Holders desire to provide for the registration of the shares of Common Stock to be acquired by Holders;

                  NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties agree as follows:

                  1. Definitions. The following terms when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Affiliate" shall mean any person or entity that controls, is under common control with, or is controlled by, a Holder.

                  "Closing" shall have the meaning set forth in the Purchase Agreement.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

                  "Corporations" shall have the meaning set forth in the Purchase Agreement.

                  "Deferred Stock" shall mean the 1,000,000 shares of Common Stock issued to Hostmark pursuant to Section 1.2(b) of the Purchase Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Holder" shall have the meaning set forth in the preamble to this Agreement.

                  "Hostmark" shall have the meaning set forth in the preamble to this Agreement.

                  "Initial Stock" shall mean the 5,000,000 shares of Common Stock issued to Holders pursuant to Section 1.2(a) of the Purchase Agreement.

                  "Material Adverse Change" shall have the meaning set forth in the Purchase Agreement.

                  "Person" shall mean any natural person, corporation, firm, partnership, limited liability company, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Purchaser" shall have the meaning set forth in the preamble to this Agreement.

                  "Purchaser Stock" shall have the meaning set forth in the Purchase Agreement.

                  "Registrable Securities" shall mean any of the following at any time owned by Holders (i) Initial Stock and the Deferred Stock and (ii) any equity securities of WorldPort issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any share of such securities shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement or (ii) such securities are distributed to the public pursuant to Rule 144 (or any similar or successor provision then in force) under the Securities Act.

                  "Registration Expenses" shall have the meaning provided in
Section 3(a).

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "WorldPort" shall have the meaning set forth in the preamble to this Agreement.

                  Other terms defined herein shall have the meaning assigned to them herein.

                  2. Issuance of Purchase Stock. WorldPort shall issue and deliver to Hostmark and to Shield Trust Limited, as nominee of Rothschild, the Purchaser Stock in accordance with and subject to the terms and conditions of the Purchase Agreement. -

                  3.       Registration Procedures.  WorldPort shall:

                  (a) Use its reasonable efforts to (A) prepare and file with the Commission a registration statement with respect to the Initial Stock within ninety (90) days after the Closing, (B) have such registration statement declared effective within one hundred and fifty (150) days from the date of the Closing (one hundred and twenty (120) days if Worldport is, and remains, eligible to use a Form S-3 Registration Statement), and (C) to cause the registration statement to remain effective until the earlier of (i) the date when all Registrable Securities related to the Initial Stock have been sold, or
(ii) two (2) years from the Closing;

                  (b) Use its reasonable efforts to (A) prepare and file with the Commission a registration statement with respect to the Deferred Stock within ninety (90) days of the date of issuance of the Deferred Stock to Holder as provided in the Purchase Agreement, (B) have such registration statement declared effective within one hundred and fifty (150) days from the date of such issuance (one hundred and twenty (120) days if Worldport is, and remains, eligible to use a Form S-3 Registration Statement), and (C) cause the registration statement to remain effective until the earlier of (i) the date when all Registrable Securities related to the Deferred Stock have been sold, or
(ii) two (2) years from the date of issuance of the Deferred Stock as provided in the Purchase Agreement;

                  (c) Use its reasonable efforts to prepare and file with the Commission such amendments and supplements (including post-effective amendments) to such registration statements and the prospectuses used in connection therewith as may be necessary to keep the registration statements effective for the period referred to in Section 2(a) and Section 2(b) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement;

                  (d) Furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (including post-effective amendments), the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                  (e) Notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and WorldPort shall promptly prepare a supplement or amendment (including post-effective amendments) to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by WorldPort are then listed, if any;

                  (g) If reasonably requested by a Holder promptly incorporate in a prospectus such information as the Holder indicates should be included relating to the plan of distribution.

                  (h) Promptly notify the Holders of Registrable Securities of the following events and (if requested by any such Persons) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such document; (ii) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;
(iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by WorldPort of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

                  (i) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus, WorldPort shall use its reasonable efforts promptly to obtain the withdrawal of such order;

                  (j) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the Holders of Registrable Securities may request at least two business days prior to any delivery of Registrable Securities to such Holders of Registrable Securities;

                  (k) To the extent required under the applicable state's law, use its best efforts to (x) register or qualify all Registrable Securities covered by such registration statement under the state securities or "blue sky" laws of up to 10 states in the United States selected by Hostmark, (y) keep such registration in effect during the term of this Agreement and (z) take any other action which may be reasonably necessary or advisable to enable the Holders of the Registrable Securities to consummate the disposition of such Registerable Securities in such jurisdictions pursuant to the Registration Statement.

                  (l) Take actions similar to those set forth in clause (k) for such additional states as Hostmark may request in writing provided that all of WorldPort's out-of-pocket costs and expenses related to taking such actions in such additional jurisdictions (including the reasonable fees and expenses of WorldPort's legal counsel) shall be paid by Hostmark.

                  4.       Registration Expenses.

                  (a) All expenses incident to WorldPort's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for WorldPort and all independent certified public accountants, and other Persons retained by WorldPort (all such expenses being herein called "Registration Expenses"), shall be borne by WorldPort, and WorldPort shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by WorldPort are then listed or on the NASD automated quotation system if the Common Stock is listed on any such exchange or system.

                  (b) To the extent Registration Expenses are not required to be paid by WorldPort, each Holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of the Holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

                  5. Representations and Warranties of WorldPort. WorldPort hereby represents and warrants to Holders that as of the date hereof:

                  (a) Regulatory Filings; Accuracy of Information. WorldPort's Annual Report on Form 10-K for the year ended December 31, 2000, in the form (including exhibits (whether filed therewith or incorporated by reference therein) and any amendments thereto) filed with the SEC (the "WorldPort Report"), as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Other than the WorldPort Report, WorldPort has not filed nor has been required to file pursuant to applicable law any other definitive reports or statements with the SEC since March 29, 2001.

                  (b) Absence of Certain Changes. Except as disclosed in the WorldPort Report, since December 31, 2000, there has not been (i) any Material Adverse Change with respect to WorldPort; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of WorldPort; or (iii) any material change by WorldPort in accounting principles, practices or methods.

                  (c) Capital Stock. The issuance and delivery by WorldPort of the Initial Stock and the Deferred Stock has been duly and validly authorized by all necessary corporate action on the part of WorldPort. The shares of Initial Stock and Deferred Stock to be issued and delivered under this Agreement will be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined in the Purchase Agreement) and Restrictions (as defined in the Purchase Agreement). The Deferred Stock has been duly and validly reserved for issuance from the authorized and unissued shares of Common Stock by action of the WorldPort Board of Directors.

                  (d) Consents. No consent, authorization, approval, permit or license of, or filing with, any Governmental Authority, except as set forth herein, any lender or any other person or entity is required to authorize, or is required in connection with the delivery of the Purchaser Stock.

                  6.       Indemnification.

                  (a) WorldPort agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates and their respective officers, directors, employees and agents, as the case may be, and each Person who controls the Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement under which Registrable Securities were registered, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to WorldPort by such Holder expressly for use therein as provided in Section 5(b) below.

                  (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each Holder shall furnish to WorldPort in writing such information and affidavits as WorldPort reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify WorldPort, its directors and officers and each Person who controls WorldPort (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder; provided, however, that such Holder shall not be liable in any such case to the extent that any alleged losses or damages result from the failure of WorldPort to promptly amend or take action to correct or supplement any such registration statement or prospectus on the basis of corrected or supplemental information provided in writing by such Holder to WorldPort expressly for such purpose; provided, further, that the obligation to indemnify shall be individual to each Holder and shall be limited to the net amount of proceeds received by the Holder from the sale of Registrable Securities pursuant to the registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (ii) permit the indemnifying party to assume and undertake the defense of such claim with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its election to undertake and assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's advance written consent (but such consent shall not be unreasonably withheld). The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any third party claim, unless (i) the settlement or judgment is solely for money damages and the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) the indemnified party consents thereto, which consent shall not be unreasonably withheld. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. WorldPort also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the party in the event WorldPort's indemnification is unavailable for any reason.

                  (e) If the indemnification provided for in paragraphs (a) and
(b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages, liabilities and expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of WorldPort, on the one hand, and the sellers of such Registrable Securities on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 5. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by WorldPort, on the one hand, or the sellers of such Registrable Securities on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. WorldPort and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Registrable Securities shall be required to contribute any amount in excess of the total proceeds received from the sale of such seller's Registrable Securities.

                  7. Lockup Agreement. Hostmark (and each of its permitted assignees) agrees in connection with any public sale or distribution of the Common Stock by WorldPort pursuant to a registration statement filed with the Commission, that upon the request of WorldPort, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of WorldPort, for such period of time (not to exceed 180 days after the effective date of such registration statement) as WorldPort may reasonably request; provided, however, that in no event will such period of time exceed the period that Michael E. Heisley, Sr. or his Affiliates ("Heico") agrees to refrain from similar transactions with respect to any shares not being sold by Heico in such offering. Rothschild (and its permitted assigns) shall be required to agree to refrain from such transactions only to the extent requested by the underwriters for such offering.

                  8. Reports Under the Securities Laws. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of WorldPort to the public without registration, WorldPort agrees to use its reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by WorldPort;

                  (b) File with the Commission in a timely manner all reports and other documents required of WorldPort under the Securities Act and the Exchange Act; and

                  (c) Furnish to any the Holder so long as the Holder owns any of the Registrable Securities forthwith upon request a written statement by WorldPort that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the registration statement filed by WorldPort), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of WorldPort, and such other reports and documents so filed by WorldPort as may be reasonably requested by any the Holder in availing itself of any rule or regulation of the Commission permitting the selling of any the securities without registration.

                  9.       Release and Covenants.

                  (a) Rothschild hereby represents and warrants to WorldPort that it is acquiring the shares of Purchaser Stock to be issued pursuant to
Section 1.2(a) and (b) of the Purchase Agreement solely for its account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) Rothschild is not a party to any agreement or other arrangement for the disposition of any shares of Common Stock other than this Agreement; (iii) Rothschild is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) Rothschild (A) is able to bear the economic risk of an investment in the Common Stock acquired pursuant to the Purchase Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that Rothschild is capable of evaluating the merits and risks of the proposed investment in the Common Stock,
(D) has had an adequate opportunity to ask questions and receive answers from the officers of Purchaser concerning any and all matters relating to the transactions contemplated pursuant to this Agreement and the Purchase Agreement and related documents thereto.

                  (b) Rothschild hereby covenants and agrees, that as of the date hereof, any agreement between Rothschild and any of the Corporations (including, but not limited to the letter agreements dated November 13, 2000 and March 30, 2001 (the "Engagement Letter") and the Terms and Conditions referred to in the Engagement Letter) is hereby terminated and shall be of no further force or effect, except that the provisions contained in Sections 13 and 14 of the Terms and Conditions shall remain in effect but only to the extent relating to activities prior to the date hereof.

                  (c) Except for (a) potential claims for indemnification pursuant to Section 13 of the Terms and Conditions relating to activities prior to the date hereof, and (b) those liabilities of the Corporations for fees and expenses listed on Schedule A of this Agreement, Rothschild for it and its affiliates, hereby forever fully and irrevocably releases WorldPort and the Corporations and their predecessors, successors, assigns and past and present shareholders, directors, officers, employees, agents, and representatives (collectively, the "Released Parties") from any and all claims, fees, costs, expenses, demands, and causes of action of every kind and nature arising on or prior to the date hereof (including, without limitation, claims for damages, costs, expenses, and attorneys', brokers' and accountants' fees and expenses and any claims or liabilities related to agreements terminated pursuant to clause
(b) above), whether known or unknown, suspected or unsuspected (collectively, the "Released Claims"). Rothschild hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim.

                  (d) Worldport agrees that is will not use the Rothschild name in any press release announcing the transactions contemplated by the Purchase Agreement.

                  10.      Assignment of Registration Rights.


                  The rights granted to a Holder hereunder may be assigned by a Holder to (a) an Affiliate of Holder to the extent that Holder transfers Registrable Securities to such Affiliate or (b) any other person who purchases at least 1,000,000 shares of Registrable Securities but only if such purchase occurs when the registration statements referred to in Sections 3(a) and 3(b) are not in effect. Upon such transfer or assignment, such transferee or assignee shall be deemed a "Holder" under this Agreement, provided, that at least 30 days prior to such transfer, Worldport is furnished with a written agreement executed by such proposed assignee (in form and substance satisfactory to Worldport) pursuant to which such proposed assignee agrees to be bound by the terms of this Agreement. Notwithstanding the foregoing, any Holder that transfers a portion of the Registrable Securities owned by such Holder shall continue to have rights under this Agreement to cause the registration of the Registrable Securities retained by such Holder. In connection with any permitted assignments, WorldPort agrees to cooperate with the transferor to facilitate the timely preparation and delivery of the related certificates representing Registrable Securities being transferred.


                  11.       Miscellaneous.

                  (a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of WorldPort and Holders of a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (c) Successors and Assigns. This agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

                  (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (f) Termination. Except for Section 5 and 8 which shall survive indefinitely, this Agreement shall terminate with respect to each Holder of Registrable Securities on the earlier of (a) two (2) years from the date the Deferred Stock is issued (unless pursuant to Section 7 of this Agreement such Holder has been prohibited from selling Registerable Securities, in which case the term of this Agreement shall be extended for the period of such prohibition), (b) the date that there are no longer any Registrable Securities, and (c) the date when no shares of Common Stock are registered under the Exchange Act and WorldPort is no longer required to make any filings under the Exchange Act. Further, Rothschild may terminate all (but not less than all)of its rights and then future obligations under this Agreement upon written notice to WorldPort.

                  (g) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  (i) Governing Law. This Agreement shall be construed with and governed for all purposes by the internal substantive laws of the State of Delaware, applicable to contracts executed and to be wholly performed within such state.

                  (j) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  If to WorldPort:          WorldPort Communications, Inc.
                                            975 Weiland Road
                                            Suite 150
                                            Buffalo Grove, Illinois  60089
                                            Attention:  John T. Hanson
                                            Telecopy:  (847) 537-3797

                  With a copy to:           McDermott, Will & Emery
                                            227 West Monroe Street
                                            Chicago, Illinois  60606
                                            Attention:  Helen R. Friedli, P.C.
                                            Telecopy:  (312) 984-3669

                  If to Hostmark:           Hostmark World, LP
                                            c/o Sturm Group, Inc.
                                            3033 East First Avenue,
                                            Suite 200
                                            Denver, Colorado  80206
                                            Attention:  Donald L. Sturm
                                                        Richard H. Siegel
                                            Telecopy:  (303) 321-4444

                  With a copy to:           Holme Roberts & Owen LLP
                                            1700 Lincoln Street
                                            Suite 4100
                                            Denver, Colorado  80203
                                            Attention:  Charles D. Maguire, Jr.
                                            elecopy (303) 866-0200

                  If to Rothschild          N M Rothschild & Sons Limited
                                            New Court, St. Swithin's Lane
                                            London, EC4P 4DU
                                            United Kingdom
                                            Attention: Jeremy Boardman
                                                       Herve de La Morinere
                                            Telecopy:  44-20-7929-1643

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                 WORLDPORT COMMUNICATIONS, INC.


                 By:      /s/ Stanley Meadows
                    --------------------------------------------------
                 Name:    Stanley Meadows
                      ---------------------------------------
                 Title:   Assistant Secretary



                 HOSTMARK WORLD, LP


                 By:      /s/ Bruno d'Avanzo
                    --------------------------------------------------
                 Name:    Bruno d'Avanzo
                      ---------------------------------------
                 Title:   Chief Executive Officer


                 N M ROTHSCHILD & SONS LIMITED


                 By:      /s/ Jeremy Boardman
                    --------------------------------------------------
                 Name:    Jeremy Boardman
                      ---------------------------------------
                 Title:   Director

                                    Exhibit A
                      Accrued Rothschild Fees and Expenses



Approximately (pound)35,000 for fees and expenses unrelated to any sale of any of the "Corporations" (as defined in the Purchase Agreement).